Exhibit 24.1

February 23, 2012

Mr. Thomas J. Webb

Mr. James E. Brunner

Ms. Catherine M. Reynolds

CMS Energy Corporation

One Energy Plaza

Jackson, MI 49201-2276

CMS Energy Corporation is required to file an Annual Report on Form 10-K for the year ended December 31, 2011 with the Securities and Exchange Commission within 60 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,

/s/ D. W. Joos	/s/ Philip R. Lochner, Jr.
David W. Joos	Philip R. Lochner, Jr.

/s/ Merribel S. Ayres	/s/ M. T. Monahan
Merribel S. Ayres	Michael T. Monahan

/s/ Jon E. Barfield	/s/ John G. Russell
Jon E. Barfield	John G. Russell

/s/ Stephen E. Ewing	/s/ K. L. Way
Stephen E. Ewing	Kenneth L. Way

/s/ Richard M. Gabrys	/s/ John B. Yasinsky
Richard M. Gabrys	John B. Yasinsky